Exhibit 99.1
IES
[GRAPHIC OMITTED]

                                                                    NEWS RELEASE

                                 Contacts:  William W. Reynolds, CFO
                                            Integrated Electrical Services, Inc.
                                            713-860-1500

                                            Ken Dennard / kdennard@drg-e.com
                                                          ------------------
                                            Karen Roan / kroan@drg-e.com
                                                         ---------------
                                            DRG&E   /   713-529-6600


                IES Extends Credit Facility through May 2006 and
                     Updates "Company & Investment Profile"

HOUSTON -- MAY 28, 2003 -- Integrated Electrical Services, Inc. (NYSE: IES) today announced that it has amended its credit facility led by JP Morgan Chase Bank to extend its term from May 2004 to May 2006. The amended facility is for $125 million and has the ability to increase to $150 million at the company's discretion.

         IES' President and Chief Executive Officer, H. Roddy Allen stated, "This amended facility is in keeping with the company's plan to have a more conservative capital structure. IES has not drawn on its existing facility since April 2002. As of March 31, 2003, we have $26.1 million in cash on our balance sheet and have provided guidance that we expect to generate between $30 million and $40 million of free cash flow this fiscal year, defined as cash flow from operations less capital expenditures." The amendment to the credit facility will be filed on May 28, 2003 with the Securities and Exchange Commission ("SEC") on Form 8-K.

         Additionally,  IES  announced  today that it has updated its "Company &
Investment Profile" which can be found on the company's website at www.ies-co.com under the investor relations section, or on Form 8-K to be filed with the SEC on May 28, 2003. The "Company & Investment Profile" includes updated discussions of IES' performance, strategies, industry outlook, peer analysis and guidance along with expanded discussion about the company's organizational systems, processes and controls, and competitive landscape.

         This profile is being published and updated by IES in continuation of the company's effort to provide greater disclosure and increase transparency to the investment community. Given structural and regulatory changes impacting the securities industry and challenging capital market conditions, it is the company's intent to take greater responsibility and a more proactive role in communicating with investors.

         Investors and interested parties are encouraged to visit the investor relations section on the company's website, http://www.ies-co.com, to download the Adobe Acrobat formatted file of the updated "Company & Investment Profile."

         Integrated Electrical Services, Inc. is a leading national provider of electrical solutions to the commercial and industrial, residential and service markets. The company offers electrical system design and installation, contract maintenance and service to large and small customers, including general contractors, developers and corporations of all sizes.

This press release includes certain statements, including statements relating to the Company's expectations of future operating results that may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In addition to historical information, this document contains forward-looking statements made by the management of IES. Such statements are typically identified by terms expressing future expectation or goals. These forward-looking statements, although made in good faith, include assumptions, expectations, predictions, intentions or beliefs about future events and are subject to risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause such differences include, but are not limited to, inherent uncertainties relating to estimating future results, fluctuations in operating results because of down-turns in levels or types of construction, incorrect estimates used in entering fixed-price contracts, difficulty in managing operations in existing, geographically-diverse operations, the high level of competition in the construction industry, the impact of variations in interest rates, general level of the economy, changes in the level of competition in the electrical industry, changes in the costs of labor, changes in the cost or availability of bonds required for certain types of projects, inability to find sufficient numbers of trained employees, inability to successfully achieve or maintain planned business objectives, inaccurate estimates used in percentage of completion calculations, the unknown effect of U.S. involvement in armed conflict, and seasonal variation in the ability to perform work. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinion only as the date hereof. We take no obligation to revise or publicly release the results of any revision of these forward-looking statements. If any revisions are made to this document, the revisions will necessarily be delayed from the occurrence of the event or receipt of the information upon which the revision will be based. Readers should carefully review the cautionary statement described in this and other documents we file from time to time with the Securities and Exchange Commission, including annual reports on Form 10-K.

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